EX-99.11.a

Stradley Ronon Stevens & Young, LLP 2005 Market Street Suite 2600 Philadelphia, PA 19103 T: 215.564.8000

July 17, 2026
Board of Directors
DFA Investment Dimensions Group Inc.
6300 Bee Cave Road, Building One
Austin, Texas 78746
Board of Trustees
Dimensional ETF Trust
6300 Bee Cave Road, Building One
Austin, Texas 78746

Re:	Registration Statement on Form N-14
Ladies and Gentlemen:
We have acted as counsel to the DFA Investment Dimensions Group Inc. (the “Company”), a corporation organized under Maryland law, in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”). The purpose of the Registration Statement is to register shares of capital stock, with a par value of one cent ($0.01) per share (the “Shares”), to be issued by the Company on behalf the ETF Class of each Acquiring Fund listed below (each, an “Acquiring Fund,” and together, the “Acquiring Funds”), in connection with the acquisition of substantially all of the assets of each corresponding Target Fund listed below (each, a “Target Fund,” and together, the “Target Funds”), each a series of the Dimensional ETF Trust (the “ETF Trust”), a statutory trust organized under Delaware law, by and in exchange for ETF Class Shares of the Acquiring Funds listed below (the “Transactions”).

Target Fund (each, a series of Dimensional ETF Trust)	Acquiring Fund (each, a series of DFA Investment Dimensions Group Inc.)
Dimensional US Core Equity 1 ETF	U.S. Core Equity 1 Portfolio
Dimensional US Vector Equity ETF	U.S. Vector Equity Portfolio
Dimensional US Small Cap Value ETF	U.S. Small Cap Value Portfolio
Dimensional US High Profitability ETF	U.S. High Relative Profitability Portfolio
Dimensional US Real Estate ETF	DFA Real Estate Securities Portfolio
Dimensional U.S. Small Cap ETF	U.S. Small Cap Portfolio
Dimensional U.S. Targeted Value ETF	U.S. Targeted Value Portfolio
Dimensional U.S. Core Equity 2 ETF	U.S. Core Equity 2 Portfolio
In rendering the opinion hereinafter set forth, in connection with the Transactions, we have examined the Company’s Articles of Incorporation (the “Articles”) and Bylaws, each as amended,
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restated and supplemented to date, the form of Agreement and Plan of Reorganization for the Transactions, which was approved by the Board of Directors of the Company and Board of Trustees of the ETF Trust (the “Plan”), a Certificate of Good Standing of the Company from the Secretary of the State of Maryland dated July 16, 2026, the Registration Statement to be filed on July 17, 2026, resolutions adopted by the Board of Directors of the Company and Board of Trustees of the ETF Trust in connection with the Transactions, and such other legal and factual matters as we have deemed appropriate.
This opinion is based exclusively on the provisions of Maryland General Corporation Law governing the issuance of the shares of the Company, and the reported case law thereunder, and does not extend to the securities or “blue sky” laws of the State of Maryland or other states.

We have assumed the following for purposes of this opinion:
1.

The Shares of the Acquiring Funds will be issued against payment therefor as described in the Registration Statement and the Plan, and that such payment will have been at least equal to the net asset value of such Shares.
On the basis of the foregoing, it is our opinion that, when issued and paid for upon the terms provided in the Registration Statement and the Plan, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Registration Statement will be legally issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement or any post-effective amendment thereto. This opinion is solely for the use of the Company, ETF Trust and shareholders of the Acquiring Funds and Target Funds and may not be referred to or used for any other purpose or relied on by any other persons without our prior written approval. This opinion is limited to the matter set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP
STRADLEY RONON STEVENS & YOUNG, LLP